EXHIBIT 99.1

Discovery Labs Announces FDA Approval of SURFAXIN® (lucinactant) Updated Product Specifications

Commercial Introduction of SURFAXIN Planned for the Fourth Quarter of 2013

Warrington, PA — October 4, 2013 — Discovery Laboratories, Inc. (NASDAQ: DSCO), a specialty biotechnology company dedicated to advancing a new standard in respiratory critical care, today announced the U.S. Food and Drug Administration (FDA) has agreed to the Company’s updated product specifications for SURFAXIN® (lucinactant) Intratracheal Suspension which was approved for the prevention of respiratory distress syndrome (RDS) in premature infants at high risk for RDS.  The Company has initiated manufacturing of SURFAXIN for its planned commercial introduction in the fourth quarter of 2013.  SURFAXIN is the first FDA-approved synthetic, peptide-containing surfactant available for the prevention of RDS in premature infants and the only approved alternative to animal-derived surfactants currently used today.

“We are pleased that the FDA has agreed with our updated product specifications and are appreciative of the process that has lead to this decision,” said John G. Cooper, Chief Executive Officer of Discovery Labs. “SURFAXIN represents the first milestone in our goal of transforming the treatment of RDS and is an important medical advancement for the neonatology community and parents of preterm infants who will soon have an effective alternative to animal-derived surfactants for the prevention of RDS.”

ABOUT SURFAXIN
The U.S. Food and Drug Administration (FDA) approved SURFAXIN® (lucinactant) Intratracheal Suspension for the prevention of RDS in premature infants who are at high risk for RDS.  SURFAXIN is the first synthetic, peptide-containing surfactant approved by the FDA and the only alternative to animal derived surfactants.

IMPORTANT SAFETY INFORMATION
SURFAXIN is intended for intratracheal use only.  The administration of exogenous surfactants, including SURFAXIN, can rapidly affect oxygenation and lung compliance.  SURFAXIN should be administered only by clinicians trained and experienced with intubation, ventilator management, and general care of premature infants in a highly supervised clinical setting. Infants receiving SURFAXIN should receive frequent clinical assessments so that oxygen and ventilatory support can be modified to respond to changes in respiratory status.

Most common adverse reactions associated with the use of SURFAXIN are endotracheal tube reflux, pallor, endotracheal tube obstruction, and need for dose interruption.  During SURFAXIN administration, if bradycardia, oxygen desaturation, endotracheal tube reflux, or airway obstruction occurs, administration should be interrupted and the infant’s clinical condition assessed and stabilized.

SURFAXIN is not indicated for use in acute respiratory distress syndrome (ARDS).

For more information about SURFAXIN, please visit www.surfaxin.com.

ABOUT DISCOVERY LABS
Discovery Laboratories, Inc. is a specialty biotechnology company focused on advancing a new standard in respiratory critical care.  Discovery Labs’ novel proprietary KL4 surfactant technology produces a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant.  Discovery Labs is also developing its proprietary drug delivery technologies to enable efficient delivery of aerosolized KL4 surfactant and other inhaled therapies.  Discovery Labs’ strategy is initially focused on neonatology and improving the management of respiratory distress syndrome (RDS) in premature infants.  Discovery Labs believes that its RDS product portfolio has the potential to become the new standard of care for RDS and, over time, significantly expand the current worldwide RDS market.

For more information, please visit the Company’s website at www.Discoverylabs.com.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Examples of such risks and uncertainties, including those related to Discovery Labs’ plans to manufacture commercial lots of SURFAXIN and the timing of the commercial launch and market acceptance of SURFAXIN, are described in Discovery Labs’ filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The Company assumes no obligation to update or revise any forward-looking statements.

Contact Information:

Investor Relations
Michael Rice, LifeSci Advisors: 646.597.6979 or mrice@lifesciadvisors.com

Public Relations
Michael Parks, Pitch360 Incorporated: 484.356.7105 or michael@pitch360inc.com

Company
John Tattory, Vice President, Finance: 215.488.9418 or jtattory@discoverylabs.com